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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): March 26, 2002

                          NEWFIELD EXPLORATION COMPANY
             (Exact Name of registrant as Specified in Its Charter)

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
                       Delaware                               1-12534                       72-1133047
             (State or Other Jurisdiction                (Commission File                (I.R.S. Employer
                  of Incorporation)                           Number)                   Identification No.)

      363 N. Sam Houston Parkway E., Suite 2020
                    Houston, Texas
       (Address of Principal Executive Offices)                                                77060
                                                                                            (Zip Code)
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       Registrant's Telephone Number, Including Area Code: (281) 847-6000



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Item 5.  Other Events

                  On March 26, 2002, Newfield Exploration Company (the "Company") entered into a Sales Agency Agreement (the "Agreement") with UBS Warburg LLC (the "Agent"). In accordance with the terms of the Agreement, the Company may offer and sell up to 2,500,000 shares of its common stock from time to time through the Agent. Sales of the shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange. No more than 1,500,000 shares of common stock will be issued and sold under the Agreement in any consecutive 12-month period. The Agent will be entitled to a commission equal to 3.0% of the gross sales price per share for the first 1,000,000 shares sold under the Agreement and 2.5% of the gross sales price per share for the next 1,500,000 shares sold under the Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

             1.1 Sales Agency Agreement dated March 26, 2002 between Newfield Exploration Company and UBS Warburg LLC




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               NEWFIELD EXPLORATION COMPANY



                               By:  /s/ TERRY W. RATHERT
                                    -------------------------------------------
                                    Terry W. Rathert
                                    Vice President and Chief Financial Officer

Dated: March 26, 2002



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                                  EXHIBIT INDEX

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
Exhibit No.          Description
-----------          -----------
1.1                  Sales Agency Agreement dated March 26, 2002 between Newfield Exploration
                     Company and UBS Warburg LLC
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